UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION:

The following selected Unaudited Pro Forma Financial Information is based on the historical financial statements of Handheld Entertainment, Inc. (‘‘Handheld’’) and VIKA Corp. (‘‘VIKA’’) and has been prepared to illustrate the effect of Handheld’s acquisition of VIKA. The Unaudited Pro Forma Financial Information has been prepared treating the transaction as a recapitalization of Handheld. VIKA reports its financial results on a financial year ending December 31. The financial statements of VIKA included in the following unaudited pro forma financial information are based on the audited statements of VIKA for the twelve months ended December 31, 2005. The pro forma balance sheet gives effect to the acquisition of VIKA as if it occurred on December 31, 2005. The pro forma statements of operations give effect to the acquisition of VIKA as if it occurred January 1, 2005.

Because the selected unaudited pro forma combined financial information is based upon VIKA’s financial position and operating results during periods when VIKA was not under the control, influence or management of Handheld, the information presented may not be indicative of the results that would have actually occurred had the transaction been completed at, and for the twelve months ended, December 31, 2005, as appropriate, nor is it indicative of future financial or operating results of the combined entity.

HandHeld Entertainment, Inc.

Index to Unaudited Pro Forma Combined Financial Statements

Description	Page

Unaudited Pro Forma Combined Balance Sheet as of December 31, 2005	3
Notes to Unaudited Pro Forma Combined Balance Sheets	4
Unaudited Pro Forma Combined Statements of Operations for the Twelve Months Ended December 31, 2005	5

HANDHELD ENTERTAINMENT, INC.

Unaudited Pro Forma Combined Balance Sheet as of December 31, 2005

	Handheld Historical	VIKA Historical	Pro Forma Adjustments	Handheld Combined Pro Forma (unaudited)
ASSETS Current Assets:
Cash and Cash Equivalents	$277,734	$3,575	$0	$281,309
Accounts Receivable, less allowances	902,492	—	—	902,492
Inventories	165,732	—	—	165,732
Prepaid Expenses and other current assets	118,354	—	—	118,354
Total Current Assets	1,464,312	3,575	—	1,467,887
Fixed Assets, net	27,813	2,005	—	29,818
Capitalized Software, net	10,034	—	—	10,034
Deposit and other non-current assets	12,394	—	—	12,394

Total Assets	1,514,553	5,580	—	1,520,133
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Trade Accounts Payable	1,184,086	8,682	—	1,192,768
Accrued and Other Liabilities	705,675	—	—	705,675
Trade accounts and advances payable to Employees and Related Parties	1,348,241	—	—	1,348,241
Short term convertible and non-convertible notes and loans	109,500	—	—	109,500
Short term notes and loans, Related Party	3,741,049	33,600	—	3,774,649
Total Current Liabilities	7,088,551	42,282	—	7,130,833

Total Liabilities	7,088,551	42,282	—	7,130,833
Stockholders' Deficit
Common Stock	529	27,679	(27,444)	764
Additional Paid in Capital — Warrants and Stock Options	2,482,073	—	—	2,482,073
Additional Paid in Capital	2,792,669	23,391	(60,328)	2,755,732
Accumulated Deficit	(10,849,269)	(87,772)	87,772	(10,849,269)
Total Shareholders' Deficit	(5,573,998)	(36,702)	—	(5,610,700)
Total Liabilities and Shareholders' Deficit	$1,514,553	$5,580	$0	$1,520,133

HANDHELD ENTERTAINMENT, INC.

Notes to Unaudited Pro Forma Combined Balance Sheets

The unaudited pro forma combined balance sheet gives effect to the following unaudited pro forma adjustments:

1.	Adjustment reflects the accounting for the effective assumption of VIKA’s liabilities in excess of assets as a capital transaction and to revise the par value of the post-transaction outstanding common stock.

HANDHELD ENTERTAINMENT, INC.

Unaudited Pro Forma Combined Statements of Operations for the Twelve Months Ended December 31, 2005

	Handheld Historical	VIKA Historical	PRO FORMA ADJUSTMENTS	Handheld PRO FORMA
				(unaudited)
Net Revenues	$1,955,181	$7,200	$0	$1,962,381
Product Costs	1,973,556	4,629	—	1,978,185
Gross Margin	(18,375)	2,571	—	(15,804)
Costs and Expenses:
Bad Debt Expense	19,407	—	—	19,407
Sales and Marketing	788,713	—	—	788,713
General and Administrative	3,466,506	39,517	—	3,506,023
Research and Development	992,821	—	—	992,821
Total Operating Expenses	5,267,447	39,517	—	5,306,964
Operating Loss	(5,285,822)	(36,946)	—	(5,322,768)
Other Income and (Expense):
Interest Income	—	—	—	—
Interest Expense	(141,738)	—	—	(141,738)
Total Other Income/(Expense)	(141,738)	—	—	(141,738)
Net Loss	($5,427,560)	($36,946)	$0	($5,464,506)
Basic and diluted net loss per share	($1.13)			($0.76)
Shares used in computing earnings (loss) per share	4,812,673			7,162,673